UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

Sparta Commercial Services, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	0-9483	30-0298178
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

555 Fifth Avenue, 14th Floor

New York, NY 10017

(Address of principal executive offices)

Registrant’s telephone number: (212) 239-2666

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.001 par value	SRCOD	Pink Open Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the Registrant under and of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS

The information set forth in Item 5.03 of this report is incorporated in this Item 3.03 by reference in its entirety.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 30, 2020, Sparta Commercial Services, Inc. (the “Company”) filed with the Secretary of State of the state of Nevada, a Certificate of Amendment to its Articles of Incorporation (the “Amendment”), attached herewith as Exhibit 3.1, and incorporated by reference. The Amendment will be effective as of December 30, 2020. On July 9, 2020, the Board of Directors of the Company declared July 30, 2020 as the effective date for the 1 for 100 reverse stock split (the “Reverse Stock Split”), previously approved by the stockholders of the Company by written consent in accordance with the information contained in the Schedule 14C Information Statement filed with the Securities and Exchange Commission on July 9, 2020. FINRA reviewed and authorized the corporate action changing the effective date to December 30, 2020 (the “Effective Date”). As a result of the Reverse Stock Split, every one hundred shares of outstanding common stock will automatically be converted into one shares of the Company’s common stock immediately prior to the opening of trading on the next business day after the Effective Date. If, as a result of the reverse split, a stockholder is left with a fractional share, that stockholder shall receive one full share in lieu of such fractional share. Immediately after the effectiveness of the reverse split, there will be 7,027,930 shares of the Company’s common stock issued and outstanding. The aggregate number of shares of common stock that the Company is authorized to issue remains the same and was unaffected by the Reverse Stock Split. All outstanding stock options and other contractual rights including the preferred stock entitling the holders of such rights to acquire shares of common stock outstanding at the Effective Date will be appropriately adjusted to give effect to the Reverse Stock Split.

A new CUSIP number will be issued for the Common Stock to distinguish stock certificates issued after the Effective Date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(D) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2020

SPARTA COMMERCIAL SERVICES, INC.

By:	/s/ A. L. Havens
Name:	Anthony L. Havens
Title:	Chief Executive Officer

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